EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Pacific Health Care Organization, Inc. (the “Company”) on Form 10-Q for the six months ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Fred Odaka, Chief Financial Officer of Pacific Health Care Organization, Inc., certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2008	By:	/s/ Fred Odaka
Fred Odaka, Chief Financial Officer